Exhibit 99.1

For Release at 6:00 Am Central Time (7:00 Am Eastern Time)

NOVAMED REPORTS FOURTH QUARTER EARNINGS FROM CONTINUING OPERATIONS OF $0.26 PER DILUTED SHARE

CHICAGO, IL (February 17, 2011) – NovaMed, Inc. (Nasdaq: NOVA), a leading operator of ambulatory surgery centers in partnership with physicians, today announced results for the fourth quarter and year ended December 31, 2010.  Total net revenue was $38,634,000 compared to $39,261,000 in the prior year fourth quarter.  Same-facility net revenue declined 2% for the quarter.   Net income from continuing operations attributable to NovaMed in the fourth quarter of 2010 was $2,073,000, or $0.26 per diluted share, compared to $2,020,000, or $0.26 per diluted share, in the prior year fourth quarter.  Fourth quarter 2010 results included $425,000 in pretax income from the settlement of an outstanding lawsuit as well as $379,000 in pretax merger related expenses.  Net cash provided by operating activities in the fourth quarter of 2010 was $11,094,000 and distributions to noncontrolling interests, which are included in net cash used in financing activities, were $3,929,000.  In the fourth quarter of 2010, net cash provided by operating activities less distributions to noncontrolling interests was $7,165,000, or $0.90 per diluted share.

Interest expense in the fourth quarter of 2010 included non-cash, imputed interest of $1,202,000, or $0.09 per diluted share, compared to $1,100,000, or $0.09 per diluted share, in the fourth quarter of 2009.  This interest expense is recorded in accordance with NovaMed’s adoption of Accounting Standards Codification (“ASC”) 470-20.  There was no income tax impact related to the $425,000 settlement payment noted above as a valuation allowance was taken on the tax benefit associated with the original loss of $1,041,000 recorded in 2007.  The loss related to NovaMed’s minority investment in a surgery center and the $425,000 settlement represents a partial recovery of this loss.  This settlement payment resulted in a lower effective tax rate in the fourth quarter of 2010 as compared to prior periods.

Highlights of fourth quarter continuing operations include:

•	Total net revenue of $38,634,000
•	Earnings per diluted share from continuing operations of $0.26
•	Net cash from operating activities less distributions to noncontrolling interests of $7,165,000, or $0.90 per diluted share
•	Reduced senior debt outstanding by $5,364,000

For the year ended December 31, 2010, total net revenue was $151,802,000 compared to $154,031,000 in 2009.  Same-facility net revenue in 2010 declined 2% from 2009.  Net income from continuing operations attributable to NovaMed in 2010 was $7,208,000, or $0.92 per diluted share, compared to $8,251,000, or $1.06 per diluted share, in 2009.  2010 results included $425,000 in pretax income from the settlement of an outstanding lawsuit as well as $454,000 in pretax merger related expenses.  Net cash provided by operating activities in 2010 was $41,150,000 and distributions to noncontrolling interests, which are included in net cash used in financing activities, were $16,305,000.  For 2010, net cash provided by operating activities less distributions to noncontrolling interests was $24,845,000, or $3.16 per diluted share.

On January 21, 2011, NovaMed announced that it had entered into a definitive merger agreement to be acquired by an affiliate of Surgery Center Holdings, Inc.  The transaction is subject to the approval of the merger agreement by holders of a majority of the outstanding shares of NovaMed’s common stock and is expected to close in the second quarter of 2011, subject to customary closing conditions, including antitrust and regulatory approvals.

Impact of Adoption of ASC 470-20
Effective January 1, 2009, NovaMed adopted ASC 470-20, Debt with Conversion and Other Options.  ASC 470-20 impacts the accounting treatment of our 1.0% convertible senior subordinated notes due June 15, 2012.  As noted above, the adoption of ASC 470-20 added non-cash, imputed interest expense of $1,202,000 and $1,100,000 to the fourth quarters of 2010 and 2009, respectively, and $4,614,000 and $4,225,000 to 2010 and 2009, respectively.   We estimate that the adoption of ASC 470-20 will add approximately $5.1 million of imputed interest expense to our 2011 results of operations.  However, the adoption of ASC 470-20 will not have an impact on our cash flows.

About NovaMed
NovaMed operates, develops and acquires ambulatory surgery centers in partnership with physicians and holds majority ownership interests in 37 surgery centers located in 19 states.  Learn more at www.novamed.com.

Due to the pending merger, NovaMed will not be holding a conference call to discuss fourth quarter and 2010 results.

NovaMed measures same-facility results using only those facilities that it has owned and operated for the entire current and prior year periods reported.  This press release contains forward-looking statements that relate to possible future events.  These statements are based on management’s current expectations and are subject to risks and uncertainties, which could cause our actual results to differ materially from those expressed or implied in this press release.  These risks and uncertainties include: the current difficult economy and tightened credit markets; our current and future debt levels; our ability to access capital on a cost-effective basis to continue to successfully implement our growth strategy; reduced prices and reimbursement rates for surgical procedures; our ability to acquire, develop or manage a sufficient number of profitable surgical facilities; our ability to maintain successful relationships with the physicians who use our surgical facilities; our ability to grow and manage effectively our increasing number of surgical facilities; competition from other companies in the acquisition, development and operation of surgical facilities; and uncertainty around national healthcare reform and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit our business operations, require us to incur significant expenditures or limit our ability to relocate our facilities if necessary.  Readers are encouraged to review a more complete discussion of the factors affecting NovaMed’s business and prospects in its filings with the Securities and Exchange Commission, including the company’s 2009 Form 10-K filed on March 16, 2010.  Readers should not place undue reliance on any forward-looking statements.  Except as required by the federal securities laws, NovaMed undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
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CONTACT

Scott T. Macomber
Executive Vice President and Chief Financial Officer
(312) 664-4100
smacomber@novamed.com

Investor Relations:
Susan A. Noonan
S. A. Noonan Communications
(212) 966-3650
susan@sanoonan.com

NovaMed, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share data, ASCs operated and procedures performed)

	Three months ended December 31,		Twelve months ended December 31,
	2010	2009	2010	2009
Net revenue:
Surgical facilities	$33,127	$33,831	$128,509	$131,192
Product sales and other	5,507	5,430	23,293	22,839
Total net revenue	38,634	39,261	151,802	154,031

Operating expenses:
Salaries, wages and benefits	11,325	11,470	45,003	45,569
Cost of sales and medical supplies	9,671	9,099	36,819	35,370
Selling, general and administrative	7,128	7,026	28,060	27,409
Depreciation and amortization	1,203	1,397	5,040	5,654
Total operating expenses	29,327	28,992	114,922	114,002

Operating income	9,307	10,269	36,880	40,029

Interest (income) expense, net	2,137	2,358	8,896	8,774
Other (income) expense, net	(378)	(33)	(318)	11
Income before income taxes	7,548	7,944	28,302	31,244
Income tax provision	1,076	1,292	4,428	5,276

Net income from continuing operations	6,472	6,652	23,874	25,968
Net loss from discontinued operations	-	(222)	(335)	(740)
Gain (loss) on disposal of discontinued operations	-	-	(1,554)	-
Net income	$6,472	$6,430	$21,985	$25,228

Net income attributable to noncontrolling interests	4,399	4,632	16,666	17,717

Net income attributable to NovaMed, Inc.	$2,073	$1,798	$5,319	$7,511

Amounts attributable to NovaMed, Inc.:
Net income from continuing operations	$2,073	$2,020	$7,208	$8,251
Net income (loss) from discontinued operations	-	(222)	(1,889)	(740)

Net income attributable to NovaMed, Inc.	$2,073	$1,798	$5,319	$7,511

Diluted earnings per common share attributable to NovaMed, Inc (1).:
Earnings from continuing operations	$0.26	$0.26	$0.92	$1.06
Loss from discontinued operations	-	(0.03)	(0.24)	(0.10)
Net earnings	$0.26	$0.23	$0.68	$0.96

Shares used in computing diluted earnings per share (1)	7,932	7,838	7,870	7,772

(1)	Adjusted for 1-for-3 reverse stock split effective June 1, 2010.

	Three months ended December 31,		Twelve months ended December 31,
	2010	2009	2010	2009
Selected Operating Data:

ASCs operated at end of period	37	37	37	37
Procedures performed during the period	38,659	40,533	151,725	159,633

Reconciliation of net income from continuing operations
attributable to NovaMed, Inc. to EBITDA (1)(2):
Net income from continuing operations attributable to NovaMed, Inc.	$2,073	$2,020	$7,208	$8,251
Add: income tax provision	1,076	1,292	4,428	5,276
Add: interest expense, net	2,137	2,358	8,896	8,774
Add: depreciation and amortization	1,203	1,397	5,040	5,654
Add: stock compensation expense	405	434	1,729	2,067
EBITDA	$6,894	$7,501	$27,301	$30,022

Reconciliation of net income from continuing operations
attributable to NovaMed, Inc. to non-GAAP net income
from continuing operations attributable to NovaMed, Inc. (1)(3):
Net income from continuing operations attributable to NovaMed, Inc.	$2,073	$2,020	$7,208	$8,251
After-tax imputed interest expense required by ASC 470-20	727	671	2,792	2,577
Non-GAAP net income from continuing operations
attributable to NovaMed, Inc.	$2,800	$2,691	$10,000	$10,828

Reconciliation of diluted earnings per common share from
continuing operations attributable to NovaMed, Inc. to
non-GAAP diluted earnings per common share from
continuing operations attributable to NovaMed, Inc. (1)(3)(4):
Diluted earnings per common share from continuing operations
attributable to NovaMed, Inc.	$0.26	$0.26	$0.92	$1.06
After-tax imputed interest expense required by ASC 470-20	0.09	0.09	0.35	0.33
Non-GAAP diluted earnings per common share from continuing
operations attributable to NovaMed, Inc. (5)	$0.35	$0.34	$1.27	$1.39

Computation of net cash provided by operating activities less distributions to noncontrolling interests per diluted share (1)(4):
Net cash provided by operating activities	$11,094	$10,444	$41,150	$44,080
Distributions to noncontrolling interests	(3,929)	(4,120)	(16,305)	(18,531)
Net cash provided by operating activities less distributions to
noncontrolling interests	7,165	6,324	24,845	25,549
Diluted shares outstanding	7,932	7,838	7,870	7,772
Net cash provided by operating activities less distributions to
noncontrolling interests per diluted share	$0.90	$0.81	$3.16	$3.29

	December 31,	December 31,
Balance Sheet Data:	2010	2009

Cash and cash equivalents	$4,521	$3,884
Accounts receivable, net	18,333	18,673
Working capital	(10,211)	7,146
Total assets	242,853	247,967
Long-term debt	70,982	104,282
Total NovaMed, Inc. stockholders' equity	99,061	91,028
Noncontrolling interests	15,208	14,984

Statement of Cash Flow Data:	Three months ended December 31,		Twelve months ended December 31,
	2010	2009	2010	2009
Net cash provided by operating activities	$11,094	$10,444	$41,150	$44,080
Net cash used in investing activities	$(378)	$(635)	$(2,010)	$(4,368)
Net cash used in financing activities	$(9,353)	$(8,801)	$(38,503)	$(40,703)

Notes:

(1)
NovaMed uses certain non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures as shown in the reconciliations provided in this press release.  NovaMed believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors for the reasons noted below.  There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.  In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon NovaMed's reported financial results.  The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in this press release.

(2)
NovaMed defines EBITDA as earnings before interest, income taxes, depreciation and amortization, and stock compensation expense.  EBITDA is a non-GAAP financial measure used by management, the health care industry and the financial community to evaluate company performance, allocate resources and measure leverage and debt service capacity.  Other companies may calculate EBITDA differently than NovaMed, limiting its usefulness as a comparative measure.

(3)
NovaMed adopted ASC 470-20 effective January 1, 2009.  This new accounting rule resulted in the addition of $727,000 and $671,000 in non-cash, after-tax interest expense for the three months ended December 31, 2010 and 2009, respectively and $2,792,000 and $2,577,000 in non-cash, after-tax interest expense for the twelve months ended December 31, 2010 and 2009, respectively.  NovaMed is providing this non-GAAP financial measure to highlight to the long-term readers of its financial statements the cause of the significant reduction in its earnings from what was reported in prior years.

(4)	Adjusted for 1-for-3 reverse stock split effective June 1, 2010.

(5)	Discrepancies between the totals and the sums of the amounts listed are due to rounding.